Exhibit 4.3

FEDERAL TRUST CORPORATION

COMMON STOCK PURCHASE WARRANT

EXERCISABLE UNTIL ________, 20__

ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA

THIS CERTIFIES THAT	CUSIP :

is the owner of that number of warrants as indicated above,

Each Warrant entitles the registered holder thereof (the “Registered Holder”) to purchase, subject to this Warrant and the Standby Purchase Agreement dated _____, 2008, by and between the Company and the Registered Holder, during the Warrant Exercise Period (as herein defined), one share of the Company’s Common Stock, $0.01 par value per share (the “Stock”) at the Exercise Price of $0.95 per share. The Company is a Florida Corporation with its principal office located in Sanford, Florida. Warrants are exercisable only for whole shares of Stock. The Warrant Exercise Period terminates upon the later of (i) seven years from the date of effectiveness of the registration statement filed with respect to the exercise of the Warrants or (ii) ______, 20___ (the “Expiration Date”). All Warrants shall become immediately void following the Expiration Date.

Warrants may be exercised only for the purchase of whole shares of Stock by surrendering properly endorsed Warrant certificates to the Company, accompanied by payment of the Warrant Exercise Price by certified or bank cashier’s check for each share of Stock as to which the Warrant is being exercised and any applicable transfer or other taxes. Holders will receive cash payments if fractional shares result only if such result occurs because of the application of certain anti-dilution provisions as provided in the Standby Purchase Agreement. The date of exercise of any Warrant will be the date the Warrant certificate is duly presented to the Company in proper form accompanied by payment of the full Warrant Exercise Price and any applicable taxes.

The Warrant Certificate is transferable (subject to restrictions set forth in the Standby Purchase Agreement) at the principal office of the Company (or successor to the Company) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate, and (ii) compliance with and subject to the conditions set forth herein and in the Standby Purchase Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant, the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary,

Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the remaining unexercised Warrants.

Upon certain events specified in the Standby Purchase Agreement, the Warrant Exercise Price, the number of shares of Stock issuable upon the exercise of each Warrant, and the Expiration Date may be adjusted.

This Warrant Certificate shall not affiliate the Registered Holder to any of the rights of a stockholder in the Company without exception.

IN WITNESS WHEREOF, Federal Trust Corporation has caused this certificate to be executed, by the signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

DATED:

By:
	President and Chief Executive Officer	Corporate Secretary

FEDERAL TRUST CORPORATION

Purchase Form

Mailing Address:

_______________________________________________ _______________________________________________
_______________________________________________ _______________________________________________
_______________________________________________ _______________________________________________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________________________ shares of the stock provided for therein, and requests that certificates for such shares to be issued in the name of:

(Please print or typewrite name and address including postal zip code)

and if such number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

DATED:

Name of Warrantholder or Assignee:
(Please Print)

Address:

Signature:

Signature Guaranteed:	______________________________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

ASSIGNMENT

(To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(Name and Address of Assignee Must Be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and appointing

Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED:_____________________________________________________
Signature of Registered Holder

Signature Guaranteed:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

PLEASE BE ADVISED THAT THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE HELD BY AN “AFFILIATE” FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEREFORE, ANY PROSPECTIVE TRANSFEREE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHOULD OBTAIN AN OPINION OF COUNSEL PRIOR TO ACQUIRING THESE SECURITIES.